Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated August 25, 2023 relating to the financial statements and financial highlights, which appears in PIMCO Income Strategy Fund II’s Annual Report on Form N-CSR for the year ended June 30, 2023. We also consent to the references to us under the headings “Financial Statements”, “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

Kansas City, Missouri

April 19, 2024